Schedule 14A
(Rule 14a-101)
Information Required In Proxy Statement
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
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Triad Guaranty Inc.
(Name of Registrant as Specified In Its Charter)

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TRIAD GUARANTY INC.
101 South Stratford Road
Winston-Salem, North Carolina 27104

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held August 27, 2009

To the Stockholders of TRIAD GUARANTY INC.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Triad Guaranty Inc. (the “Company”) will be held at the offices of the Company, 101 South Stratford Road, Winston-Salem, North Carolina, on Thursday, August 27, 2009, at 2:00 p.m. Eastern Daylight Time, for the purpose of considering and acting upon the following matters:

1.	To elect the five (5) directors named in the accompanying proxy statement to serve until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal;

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2009; and

3.	To consider and act upon such other business as may properly come before the meeting or any adjournments thereof.

Stockholders of record as of the close of business on July 10, 2009 shall be entitled to notice of and to vote at the meeting. The transfer books will not be closed. For ten (10) days prior to the meeting, a list of stockholders entitled to vote at the meeting will be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, at the offices of the Company, 101 South Stratford Road, Winston-Salem, North Carolina 27104. Stockholders who do not expect to attend the meeting in person are urged to execute and return the accompanying proxy in the envelope enclosed. You may also vote your shares on the Internet or by using a toll-free telephone number (see the proxy card for complete instructions).

By order of the Board of Directors

Earl F. Wall
Secretary

Winston-Salem, North Carolina
July 24, 2009

PROXY STATEMENT
GENERAL INFORMATION
PRINCIPAL HOLDERS OF COMMON STOCK
ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
REPORT OF THE AUDIT COMMITTEE
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
OUTSTANDING EQUITY AWARDS AT 2008 YEAR END TABLE
DIRECTOR COMPENSATION
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
EQUITY COMPENSATION PLAN INFORMATION
CERTAIN TRANSACTIONS
PROPOSAL TO RATIFY APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEE INFORMATION
COMMUNICATIONS WITH DIRECTORS
CODE OF ETHICS
STOCKHOLDER PROPOSALS FOR 2010 ANNUAL MEETING OF STOCKHOLDERS
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
OTHER MATTERS
EXPENSES OF SOLICITATION
FINANCIAL INFORMATION

PROXY STATEMENT
TRIAD GUARANTY INC.
ANNUAL MEETING OF STOCKHOLDERS
August 27, 2009

Important Notice Regarding the Availability of Proxy Materials for the Stockholder
Meeting to
be Held on August 27, 2009:

The Notice of 2009 Annual Meeting of Stockholders, proxy statement, form of proxy and our
2008 Annual Report are available at:

http://phx.corporate-ir.net/phoenix.zhtml?c=106599&p=irol-proxy

GENERAL INFORMATION

This proxy statement is being furnished to the stockholders of Triad Guaranty Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”), 101 South Stratford Road, Winston-Salem, North Carolina 27104, in connection with the solicitation of proxies by its Board of Directors for use at the annual meeting of stockholders to be held at the offices of the Company on Thursday, August 27, 2009, at 2:00 p.m. Eastern Daylight Time, and at any adjournments thereof. The approximate date on which this proxy statement and the accompanying proxy are first being sent to stockholders is July 24, 2009. If you need directions to the location for our 2009 Annual Meeting of Stockholders, please contact Ms. Bobbi Wright at 336.723.1282, extension 1109.

The accompanying proxy is for use at the meeting if a stockholder either will be unable to attend in person or will attend but wishes to vote by proxy. “Registered holders” who have shares registered in the owner’s name through the Company’s transfer agent may vote by (i) returning a completed proxy card in the enclosed postage-paid envelope, (ii) accessing the Internet website identified on the proxy card and following the steps outlined on the secured website, or (iii) calling the toll free telephone number identified on the proxy card within the United States, Canada and Puerto Rico. For shares held in “street name,” that is, shares held in the name of a brokerage firm, bank or other nominee, a voting instruction form should be received from that institution by mail in lieu of a proxy card. “Street name” holders of our shares may vote by (i) returning a completed voting instruction form in the enclosed postage-paid envelope, (ii) accessing the Internet website if one is identified on the voting instruction form, or (iii) calling the telephone number if one is identified on the voting instruction form. The availability of telephone and Internet voting for “street name” holders will depend on the voting processes of the respective broker, bank or other nominee holder of record. Therefore, we recommend that you follow the voting instructions in the materials that you personally receive.

Proxies submitted by the Internet or telephone must be received by 12:00 a.m., Eastern Daylight Time, on August 27, 2009. The Internet and telephone voting procedures are designed to authenticate the stockholder’s identity and to allow stockholders to vote their shares and confirm that their instructions have been properly recorded.

The proxy is revocable at any time before it is voted by a subsequently dated proxy, which may be provided by (i) written notification to the persons named therein as proxies that is mailed or delivered to the Company at the above address, (ii) if available, subsequently voting on the Internet or telephone, or (iii) physically attending the meeting and voting in person. All shares represented by effective proxies will be voted at the meeting and at any adjournments thereof.

Proxies properly submitted by mail, the Internet or the telephone will be voted by the individuals named on the proxy card in the manner you indicate. If no specification is made, the proxy will be voted by the persons named therein as proxies FOR the election as directors of the nominees named below (or substitutes thereof, if any nominees are unable or refuse to serve), FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2009, and in their discretion upon such matters not presently known or determined which may properly come before the meeting. With respect to the election of directors, a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election are required for the election of a director. Ratification of the appointment of Ernst & Young LLP requires a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the ratification to vote in favor of the ratification.

We have one class of stock outstanding, common stock, par value $0.01 per share. On July 10, 2009, 15,215,378 shares of our common stock were outstanding and entitled to one vote each on all matters to be considered at the meeting. Stockholders of record as of the close of business on July 10, 2009 are entitled to notice of and to vote at the meeting. There are no cumulative voting rights with respect to the election of directors.

The holders of a majority of our common stock issued and outstanding on the record date, July 10, 2009, present in person or represented by proxy at the annual meeting, will constitute a quorum for the meeting. Inspector(s) of election will be appointed to tabulate the number of shares of common stock represented at the meeting in person or by proxy to determine whether or not a quorum is present and to count all votes cast at the meeting. Brokers that are members of the New York Stock Exchange, Inc. (the “NYSE”) and who hold shares of the Company’s common stock in street name for beneficial owners have authority to vote on certain items when they have not received instructions from beneficial owners. Under the rules of the NYSE, the proposals to elect directors and ratify the appointment of the independent registered public accounting firm are considered “discretionary” items. This means that brokers may vote in their discretion on these matters on behalf of beneficial owners who have not furnished voting instructions. In contrast, certain items are considered “non-discretionary,” and a “broker non-vote” occurs when brokers do not receive voting instructions from beneficial owners with respect to such items. None of the proposals presented in this proxy statement are “non-discretionary” items. Therefore, brokers that have not received voting instructions from beneficial owners with respect to the proposals contained in this proxy statement may vote in their discretion on these matters on behalf of such beneficial owners.

The inspector(s) of election will treat abstentions and broker non-votes, if any, as shares that are present and entitled to vote for purposes of determining whether there is a quorum for the meeting. With respect to the tabulation of votes cast on any of the proposals presented to the stockholders at the meeting, abstentions will be considered as present and entitled to vote with respect to that specific proposal, and, therefore, will have the effect of a vote against the proposal. Broker non-votes are considered present and entitled to vote and, if applicable, would have the effect of a vote against the proposal in question. Shares for which authority to vote for a particular nominee for election as a director is withheld will not be counted as votes for the election of that nominee.

PRINCIPAL HOLDERS OF COMMON STOCK

The following table shows, with respect to each person who is known to be the beneficial owner of more than 5% of our common stock: (i) the total number of shares of common stock beneficially owned as of July 10, 2009, unless otherwise indicated; and (ii) the percentage of the common stock so owned as of that date:

Name and Address of	Amount and Nature of	Percent of
Beneficial Owner	Beneficial Ownership(1)	Common Stock

Collateral Holdings, Ltd. and affiliates(2)(3)	2,572,550	16.9%
Third Avenue Management LLC(4)	1,300,000	8.6%

The following table shows with respect to each director and nominee for director, each executive officer identified in the Summary Compensation Table included in this proxy statement, and all directors and executive officers as a group: (i) the total number of shares of common stock beneficially owned as of July 10, 2009; and (ii) the percentage of the common stock so owned as of that date. Except as indicated in the footnotes to this table and under applicable community property laws, each stockholder named in the table has sole voting and dispositive power with respect to the shares set forth opposite the stockholder’s name. Unless otherwise indicated, the address for each of our directors and executive officers is c/o Triad Guaranty Inc., 101 South Stratford Road, Winston-Salem, North Carolina 27104:

	Amount and Nature of		Percent of
Name of Beneficial Owner	Beneficial Ownership(1)		Common Stock

Robert T. David	39,556	(6)	*
H. Lee Durham, Jr.	17,419		*
Stephen J. Haferman	19,799	(6)	*
Deane W. Hall	9,375	(6)	*
Kenneth W. Jones	28,918	(6)	*
Gregory J. McKenzie	38,300		*
William T. Ratliff, III(5)	3,240,903	(6)(7)	21.3%
Mark K. Tonnesen	244,654	(6)	1.6%
Bruce Van Fleet	27,000		*
Earl F. Wall	129,175	(6)	*
David W. Whitehurst	55,177	(6)	*
All directors and executive officers as a group (14 persons)	3,907,346		25.7%

*	Less than one percent (1%).

(1)	Calculated pursuant to Rule 13d-3(d) under the Securities Exchange Act of 1934. Unless otherwise stated below, each such person has sole voting and investment power with respect to all such shares. In accordance with Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within sixty (60) days of July 10, 2009 are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed.

(2)	Collat, Inc. is the general partner of Collateral Holdings, Ltd. and as such may be deemed to be the beneficial owner of the shares of common stock owned by Collateral Holdings, Ltd. Mr. William T. Ratliff, III is the president and a director of Collat, Inc. and beneficially owns 50.2% of the outstanding voting capital stock of Collat, Inc. Accordingly, Mr. Ratliff, III may be deemed to be the beneficial owner of the shares of common stock owned by Collateral Holdings, Ltd. The business address of Mr. Ratliff, III, Collateral Holdings, Ltd. and Collat, Inc. is 1900 Crestwood Boulevard, Birmingham, Alabama 35210. Mr. Ratliff, III is the son of Mr. William T. Ratliff, Jr.

(3)	Based in part on a Schedule 13G/A jointly filed by Collateral Holdings, Ltd., Collat, Inc., Mr. Ratliff, Jr. and Mr. Ratliff, III with the Securities and Exchange Commission on February 13, 2009, reporting shared power of Collateral Holdings, Ltd. to vote or direct the vote of and dispose or direct the disposition of 2,572,550 shares; shared power of Collat, Inc. to vote or direct the vote of and dispose or direct the disposition of 2,572,550 shares; sole power of Mr. Ratliff, Jr. to vote or direct the vote of and dispose or direct the disposition of 571,037 shares and shared power of Mr. Ratliff, Jr. to vote or direct the vote of and dispose or direct the disposition of 2,572,550 shares; and sole power of Mr. Ratliff, III to vote or direct the vote of and dispose or direct the disposition of 282,457 shares and shared power of Mr. Ratliff, III to vote or direct the vote of and dispose or direct the disposition of 2,819,068 shares. The aggregate amount of shares beneficially owned by Mr. Ratliff, III includes 2,572,550 shares held of record by Collateral Holdings, Ltd., 2,617 shares of record held by his wife, 7,077 shares held of record in trusts for his minor children, 46,460 shares which he could acquire through the exercise of stock options, 74,555 shares through RaS I, Ltd, a family limited partnership and 246,518 shares as one of five trustees for a Grandchildren’s Trust.

(4)	Based on a Schedule 13G filed by Third Avenue Management LLC (“TAM”) with the Securities and Exchange Commission on February 13, 2009. TAM has sole voting and dispositive power with respect to these shares. According to its Schedule 13G, Third Avenue Real Estate Opportunities Fund, L.P., a private fund for which TAM acts as investment advisor, has the right to receive dividends from, and the proceeds from the sale of, the common stock reported by TAM. The business address of Third Avenue Management LLC is 622 Third Avenue, 32nd Floor, New York, NY 10017.

(5)	Mr. Ratliff, III is president and a director of Collat, Inc., the general partner of Collateral Holdings, Ltd., and beneficially owns 50.2% of the outstanding voting capital stock of Collat, Inc. Accordingly, Mr. Ratliff, III may be deemed to be the beneficial owner of the shares of common stock owned by Collateral Holdings, Ltd. The business address of Mr. Ratliff, III is 1900 Crestwood Boulevard, Birmingham, Alabama 35210-2034. Mr. Ratliff, III is the son of Mr. Ratliff, Jr. No other director or executive officer of the Company beneficially owns any partnership interests in Collateral Holdings, Ltd.

(6)	Includes shares of common stock which could be acquired through the exercise of stock options as follows: Mr. David, 4,080 shares; Mr. Haferman, 1,933 shares: Mr. Hall, 0 shares; Mr. Jones, 1,800 shares; Mr. Ratliff, III, 46,460 shares; Mr. Tonnesen, 143,225 shares; Mr. Wall, 4,447 shares; Mr. Whitehurst, 20,360 shares; and all directors and executive officers as a group, 233,879 shares.

(7)	Includes 2,617 shares owned by Mr. Ratliff, III’s wife; 7,077 shares held of record in trusts for his minor children; 74,555 shares held through RaS I, Ltd., a family limited partnership; and 246,518 shares held by Mr. Ratliff, III as one of five trustees for the Grandchildren’s Trust U/A, December 4, 1990.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers, directors and persons who own more than 10% of the Company’s common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. These persons are required to provide the Company with copies of all Section 16(a) forms that they file. Based solely on the Company’s review of these forms and written representations from the executive officers and directors, the Company believes that all Section 16(a) filing requirements were met during calendar year 2008, except that William T. Ratliff, III did not file a Form 4 to report the sale of certain shares of our common stock by a trust for his minor children on December 11, 2008. A Form 4 disclosing this transaction was filed with the SEC on May 21, 2009.

ELECTION OF DIRECTORS

Nominees and Directors

At the meeting, five (5) directors are to be elected to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified. All of the nominees are presently directors of the Company. Each director who is standing for re-election was elected to serve by the stockholders at the last regularly scheduled annual meeting except for Mr. Hall, who was recommended to serve on the Board of Directors by one of our former non-employee directors and was, upon recommendation of the Corporate Governance and Nominating Committee, elected to serve as a director by the Board of Directors in January 2009.

The affirmative vote of the holders of a plurality of the shares of common stock represented in person or by proxy at the annual meeting of stockholders and entitled to vote on the election is required to elect directors. It is intended that, in the absence of contrary specifications, votes will be cast pursuant to the enclosed proxies for the election of such nominees. Should any of the nominees become unable or unwilling to serve, if elected, it is intended, in the absence of contrary specifications, that the proxies will be voted for the balance of those named and for a substitute nominee or nominees. However, we now know of no reason to anticipate such an occurrence. All of the nominees have consented to be named as nominees and to serve as directors if elected.

The following persons are nominees for election as directors of the Company:

Robert T. David  Age — 71  Director since — 1993

Since 2000, Mr. David has served as President and Chief Executive Officer of Integrated Photonics, Inc., a manufacturer of fiber optic components and materials.

H. Lee Durham, Jr.  Age — 61  Director since — 2006

Mr. Durham served PricewaterhouseCoopers in a number of senior management positions from 1990 until his retirement in 2002. From 1980 to 1990 he was with Durham, Martin, Jenkins & Co., a firm he founded and grew until it was merged into Coopers & Lybrand. Since 2003, Mr. Durham has served on the board of First Citizens BancShares, Inc. and currently serves as Chair of its Audit Committee.

Deane W. Hall  Age — 59  Director since — 2009

Mr. Hall retired from JP Morgan Chase in April 2006 after serving in numerous senior management roles over his 17 years with their mortgage subsidiary, Chase Home Finance. He was a member of Chase Home Finance Board of Directors during that period. In addition, Mr. Hall served on the Board of Directors of Mortgage Electronic Registration System (“MERS”) from July 1998 to June 2004. His prior experience also includes five years with Fannie Mae. Mr. Hall currently serves as a member of the Board of Directors of CSI, Inc., a nationwide staffing company.

William T. Ratliff, III  Age — 56  Director since — 1993

Mr. Ratliff, III has been the Chairman of the Board of the Company since 1993 and served as the Company’s Chief Executive Officer and President from July 2008 to October 2008, and continued to serve as an executive officer of the Company from October 2008 until March 2009. Mr. Ratliff, III was Chairman of the Board of Triad from 1989 to 2005 and President of Collateral Investment Corp. (“CIC”), an insurance holding company, from 1990 to 2005. Mr. Ratliff, III has served as President of Collat, Inc. since 1995 and as a director since 1987. Collat, Inc. is the general partner of Collateral Holdings, Ltd., a closely-held investment partnership. Mr. Ratliff, III has been Chairman of the Board of Directors of New South Federal Savings Bank (“New South”) since 1986 and President and a director of New South Bancshares, Inc., New South’s parent company, since 1994.

Effective May 15, 2009, New South consented to a cease and desist order (the “Order”) issued by the Office of Thrift Supervision (“OTS”). The Order, among other things, requires New South to conform to various federal regulatory lending standards and guidelines, submit certain capital and business plans to OTS and meet certain capital requirements by specified deadlines. The Order also contains various restrictions on New South’s ability to enter into new contracts with third parties, make payments to its directors or senior executive officers, including Mr. Ratliff, and engage in certain lending transactions.

David W. Whitehurst  Age — 59  Director since — 1993

Mr. Whitehurst is the owner of DW Investments, LLC, a real estate and investment holding company, and DW Cleaners LLC d/b/a Champion Cleaners, a dry cleaning business in Birmingham, Alabama. He was Executive Vice President and Chief Operating Officer of CIC from 1995 to 2002. He was a director of New South from 1989 to 2001. Mr. Whitehurst is a certified public accountant (retired).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED ABOVE.

CORPORATE GOVERNANCE

The Board of Directors

The business and affairs of the Company are managed under the direction of the Board of Directors. The Board of Directors has determined that each of Messrs. David, Durham, Hall and Whitehurst is an “independent director,” as that term is defined under the listing standards of The NASDAQ Stock Market LLC (“Nasdaq”). Mr. Swanson, who resigned from the Board in October 2008, and Messrs. Williamson and Austin, who did not stand for re-election in 2008, also were previously determined to be independent directors under the Nasdaq listing standards. The Board performed a review to determine the independence of its members and made a subjective determination as to each of these independent directors that no transactions, relationships or arrangements exist that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director of Triad Guaranty Inc. In making these determinations, the Board reviewed the information provided by the directors and the Company with regard to each director’s business and personal activities as they may relate to the Company and its management.

Mr. Austin served as the Board’s Lead Independent Director from November 2007 until the end of his term in September 2008. Mr. Durham currently serves as the Company’s Lead Independent Director. The Lead Independent Director is responsible for leading the executive sessions of independent directors, advising on Board meeting schedules and agendas and for performing such other duties as are requested by the Board. The general authority and responsibilities of the Lead Independent Director are established by the Board. The Lead Independent Director serves a one-year term in such capacity, or until his or her resignation as Lead Independent Director or the election by the independent directors of a successor Lead Independent Director.

During 2008, the Board of Directors met forty (40) times. No director attended fewer than 75% of the aggregate number of meetings of the Board of Directors and the committees on which he served.

Corporate Governance Guidelines

The Board has implemented written Corporate Governance Guidelines designed to assist the Board in fulfilling its duties and responsibilities. The Corporate Governance Guidelines address a number of matters, including Board functions and membership criteria, categorical standards for determining director independence, Board and committee meetings, term and age limits, executive sessions, director compensation, director orientation and education, management succession planning, and other corporate governance items. These Corporate Governance Guidelines (including the categorical standards for determining director independence, which are set forth as Annex A thereto) are available at the Company’s website at: http://www.triadguaranty.com/pdf/CorporateGovernanceGuidelines.pdf .

Board Committees

The Board of Directors currently has three (3) active standing committees — the Audit Committee, the Corporate Governance and Nominating Committee, and the Compensation Committee. Until September 2008, the Board also had two (2) additional committees: the Finance and Investment Committee and the Credit Risk Committee. In addition, in response to the extraordinary challenges presented by the real estate, credit and mortgage markets during 2008, the Board established two (2) ad hoc committees: the Special Finance Committee and the Special Transition Committee.

Audit Committee

The Audit Committee, which is a separately-designated standing Audit Committee established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934, appoints the Company’s independent registered public accounting firm. The Audit Committee also reviews the scope of the annual audit, the annual and quarterly financial statements of the Company and the auditor’s report thereon and the auditor’s comments relative to the adequacy of the Company’s system of internal controls and accounting systems. In addition, the Audit Committee oversees the Company’s internal audit function. The Audit Committee acts pursuant to the Audit Committee Charter, a copy of which is available on the Company’s website at: http://www.triadguaranty.com/investors/committees.php. The Audit Committee reviews and reassesses the adequacy of the Audit Committee Charter on an annual basis. The Audit Committee, which is currently composed of Messrs. Whitehurst (Chairman), Durham and Hall, met twelve (12) times in 2008. During 2008, Messrs. Austin, David and Williamson also served on the Audit Committee.

The Board of Directors has determined that each of Mr. Whitehurst and Mr. Durham is an “audit committee financial expert” as defined in the Sarbanes-Oxley Act of 2002 and the applicable rules and regulations of the Securities and Exchange Commission. The Board has also determined that all of the members of the Audit Committee: (i) are independent under Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, (ii) have not participated in the preparation of the financial statements of the Company or any current subsidiary during the past three (3) years, and (iii) are able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. In addition, the Board has determined that each member of the Audit Committee is independent under the applicable Nasdaq listing standards.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee (hereinafter the “Nominating Committee”) makes recommendations to the Board regarding corporate governance matters and oversees director nominations. Among other corporate governance responsibilities, the Nominating Committee (i) reviews and assesses the adequacy of the Company’s Corporate Governance Guidelines, (ii) leads the Board in its periodic evaluation of the Board and its Committees, (iii) administers any education programs deemed appropriate for new and existing directors, and (iv) establishes and conducts orientation programs for new directors. In carrying out its director nomination responsibilities, the Nominating Committee’s role is to identify and recommend the slate of director nominees for election to the Company’s Board of Directors, identify and recommend candidates to fill vacancies occurring between annual meetings of stockholders, and identify and recommend Board members for service on committees of the Board. The Nominating Committee acts pursuant to the Nominating Committee Charter, a copy of which is available on the Company’s website at: http://www.triadguaranty.com/investors/committees.php. The Nominating Committee reviews and reassesses the adequacy of the Nominating Committee Charter on an annual basis. The Nominating Committee is composed of Messrs. Durham (Chairman), Whitehurst, and David, and Messrs. Austin and Swanson also served as members of this committee during 2008. Each member of the Nominating Committee is independent under the Nasdaq listing standards. The Nominating Committee met five (5) times in 2008.

One of the principal functions of the Nominating Committee is the oversight of the process for nominating candidates to stand for election to the Board, as described below:

•	Operation of the Nominating Committee. Nominations for director submitted to the Nominating Committee by stockholders, other directors or management are evaluated according to the nominee’s knowledge, experience and background. While the Nominating Committee does not have any specific minimum qualifications for director candidates, the Nominating Committee may take into consideration such factors and criteria as it deems appropriate and as set forth in the Company’s Corporate Governance Guidelines when evaluating a candidate, including his or her judgment, skill, integrity, diversity and business or other experience.

•	The process for identifying and evaluating candidates. The Nominating Committee is responsible for identifying and evaluating candidates for Board membership and selecting or recommending to the Board nominees to stand for election. Candidates may come to the attention of the Nominating Committee through current Board members, professional search firms, stockholders or other persons. The Nominating Committee Charter provides that the Nominating Committee will consider candidates recommended by stockholders or members of the Board or by management. The Nominating Committee evaluates all candidates selected for consideration, including incumbent directors, based on the same criteria as described above. All candidates who, after evaluation, are then recommended by the Nominating Committee and approved by the Board, are included in the Company’s recommended slate of director nominees in its proxy statement.

•	General Nomination Right of All Stockholders. The Company’s Certificate of Incorporation and its Corporate Governance Guidelines establish procedures, including advance notice procedures, with regard to the nomination, other than by or at the direction of the Board of Directors, of candidates for election as directors. Director nominations by stockholders must be in writing addressed to the Secretary of the Company at the Company’s principal executive offices. Such notice must be delivered or mailed and received by the Secretary at least 60 days and not more than 90 days prior to the date of the meeting, except that if public disclosure of the date of the meeting is given less than 70 days prior to the meeting, notice by the stockholder will be considered timely if received by the Secretary by the close of business on the 10th day after public disclosure of the date of the meeting. Such notice must set forth all information with respect to each such nominee as required by the federal proxy rules, our Certificate of Incorporation and our Corporate Governance Guidelines. Such notice must, among other things, be accompanied by a signed statement of such nominee consenting to be a nominee and a director, if elected. For the 2010 Annual Meeting of Stockholders, in order to be considered timely, notice of a director nomination by a stockholder must be received no earlier than February 19, 2010 and no later than March 21, 2010, and must comply with the rules and procedures set forth above.

Compensation Committee

The Compensation Committee evaluates and approves management’s recommendations and establishes salaries and other compensation for the Company’s executive officers, including bonuses, equity grants and other incentive programs. The Compensation Committee also administers the Company’s 2006 Long Term Stock Incentive Plan and the Company’s 2007 Key Executive Incentive Compensation Plan. The Compensation Committee, which is currently composed of Messrs. David (Chairman), Whitehurst and Durham, met thirteen (13) times in 2008. Messrs. Austin and Swanson also served as members of this committee during 2008. Each member of the Compensation Committee is independent under the Nasdaq listing standards.

The authority and responsibilities of the Compensation Committee are set forth in its charter available at the Company’s website at: http://www.triadguaranty.com/investors/committees.php. Although the Compensation Committee may delegate authority to one or more members of the Committee as deemed necessary to fulfill its responsibilities, no such authority was delegated in 2008. The Compensation Committee reviews and reassesses the adequacy of the Compensation Committee Charter on an annual basis. Among other items, the Compensation Committee is charged with:

•	Reviewing the Company’s overall compensation philosophy and program;

•	Reviewing goals and objectives relevant to the compensation of the President and Chief Executive Officer and the other executive officers of the Company and setting their compensation;

•	Evaluating the aggregate compensation of all executive officers in light of the Company’s performance;

•	Making recommendations to the Board with respect to the approval, adoption and amendment of cash and equity-based incentive compensation plans and administering those plans;

•	Approving all grants of equity-based awards;

•	Reviewing and approving employment agreements with executive officers; and

•	Making recommendations to the Board with respect to the compensation of directors.

The Compensation Committee has the authority to retain independent legal counsel or other advisors, including compensation consultants. During 2008, the Compensation Committee engaged an executive compensation expert, Pearl Meyer & Partners, to advise it regarding a re-evaluation of our executive compensation program and our director compensation program. The Compensation Committee considered Pearl Meyer’s advice during 2008 in connection with: (i) the authorization of a new executive compensation program, including significant severance and retention program components, as described in more detail below under “Executive Compensation”; and (ii) the authorization of a new director compensation program, as described in more detail below under “Discussion Surrounding Director Compensation.” The President and Chief Executive Officer is responsible for making compensation recommendations to the Compensation Committee for each of our executive officers, other than himself.

Finance and Investment Committee

The Finance and Investment Committee functioned as a standing board committee until September 2008. Its function was to review the capital structure needs of the Company as well as the Company’s investment policies. Currently, the entire Board performs the functions that were formerly delegated to the Finance and Investment Committee. The Finance and Investment Committee, which was composed of Messrs. David (Chairman), Ratliff, III and Whitehurst, met five (5) times in 2008.

Credit Risk Committee

The Credit Risk Committee, which was created in 2007 to oversee the credit risk inherent in the mortgage guaranty insurance written and managed by Triad, was deemed no longer necessary following the transition of Triad’s business to run-off. The Credit Risk Committee ceased functioning as a standing committee in September 2008. The Credit Risk Committee, which was composed of Messrs. Ratliff, III (Chairman), Swanson, Austin, Williamson and Durham (ex officio, as Chairman of Audit Committee), met seven (7) times in 2008.

Special Finance Committee

The Special Finance Committee was formed as an ad hoc committee in early 2008 when it became evident that additional capital would be needed if the Company was going to continue to write new business. The Special Finance Committee’s function was to oversee the capital raising attempts by the Company in early 2008. The Special Finance Committee ceased functioning when the decision was made to transition Triad’s business into voluntary run-off in July 2008. The Special Finance Committee, which was composed of Messrs. Ratliff (Chairman), Whitehurst and Williamson, met ten (10) times in 2008.

Special Transition Committee

The Special Transition Committee was formed as an ad hoc committee in mid-2008 as it became apparent that additional capital might not be raised and the Company needed a plan to transition into voluntary run-off. The Special Transition Committee’s function was to oversee the contingency planning necessary to take the Company from an operating company to a run-off company. The Special Transition Committee ceased functioning in September 2008 with the election of the new Board of Directors. The Special Transition Committee, which was composed of Messrs. Ratliff (Chairman), Whitehurst, Swanson, Austin and Durham, met seven (7) times in 2008.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed the Company’s audited financial statements, internal controls and the overall quality of the Company’s financial reporting with management and with Ernst & Young LLP (“E&Y”), the Company’s independent registered public accounting firm. The Audit Committee has discussed with E&Y the matters required to be discussed by Statement of Auditing Standards No. 61 (as adopted by the Public Company Accounting Oversight Board in Rule 3200T), which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements.

The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm that firm’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

AUDIT COMMITTEE
David W. Whitehurst, Chairman
H. Lee Durham, Jr.
Deane W. Hall

The above report of the Audit Committee does not constitute “soliciting material” and should not be deemed to be “filed” with the Securities and Exchange Commission or incorporated by reference into any other filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this report by reference in any of those filings.

EXECUTIVE OFFICERS

Our executive officers are as follows:

Name	Position	Age

Kenneth W. Jones	President, Chief Executive Officer, Principal Financial Officer of the Company and Triad and Director of Triad	51
Kenneth S. Dwyer	Vice President and Chief Accounting Officer of the Company and Triad	58
Shirley A. Gaddy	Senior Vice President, Operations of Triad	57
Stephen J. Haferman	Senior Vice President, Strategic Initiatives and Director of Triad	47
George L. Jackson	Vice President, Information Services and Chief Information Officer of Triad	42
Earl F. Wall	Senior Vice President, Secretary, and General Counsel of the Company and Triad and Director of Triad	51

Kenneth W. Jones has been employed as our President and Chief Executive Officer since October 2008, and also serves as our principal financial officer. Prior to his current position, Mr. Jones served as our Senior Vice President and Chief Financial Officer from April 2006 to October 2008. Mr. Jones has over 25 years of experience in the financial management of companies. Prior to joining Triad, he was employed by RBC Liberty Insurance Corporation, where he served as Senior Vice President and Chief Financial Officer from November 2000 to December 2005. Previously, Mr. Jones was associated with The Liberty Corporation, where he held a number of management positions, most recently Vice President, Controller and Acting Chief Financial Officer. Before joining The Liberty Corporation, Mr. Jones was employed by Ernst & Young LLP for 14 years.

Kenneth S. Dwyer has been employed as the Vice President and Chief Accounting Officer of the Company since September 2003. Previously, Mr. Dwyer served as Vice President and Controller of Jefferson Pilot from 1997 to 2003. Prior to that, he was the Vice President and Controller of Pan American Life Insurance and was also employed by Deloitte & Touche, LLP from 1976 to 1996.

Shirley A. Gaddy joined the Company in 1996 and has been Senior Vice President, Operations since April 2002. Previously, Ms. Gaddy was employed by Life of the South from 1995 to 1996 as Assistant Vice President. She was with Integon Life Insurance Corporation from March 1972 to December 1994, most recently as Assistant Vice President, Manager Credit Insurance. Ms. Gaddy has been in the insurance/mortgage industry for over 37 years.

Stephen J. Haferman has been employed as our Senior Vice President, Strategic Initiatives since July 2008. Previously, Mr. Haferman served as Vice President, Risk Management and Information Technology from March 2006 to July 2008. Mr. Haferman was previously employed by Cheryl and Company from February 2003 to March 2006, where he served as Senior Vice President, Chief Operating Officer. From June 2001 to January 2003, Mr. Haferman was employed by American Electric Power as Vice President, Marketing Information Management. From 1992 to 2001, he worked for Bank One Corporation in a number of divisions and a variety of senior management positions, including Senior Vice President, Direct Marketing for Bank One Retail; Senior Vice President, Technology Program Manager, Bank One Retail; and Vice President, Risk Department Manager. From 1988 to 1992, he worked for National City Bank where he was Risk Manager.

George L. Jackson has been Vice President, Information Services and Chief Information Officer since July 2008. Mr. Jackson served as our Vice President, Information Services from January 2005 to July 2008 and Assistant Vice President, Technology Services from January 2000 to December 2004. He joined Triad Guaranty Insurance Corporation in 1998 as a Project Manager. Mr. Jackson has 23 years of management experience in the Information Technology industry. Previously, Mr. Jackson held IT management positions at Unifi, ISSI, Roy F. Weston, and Aquidneck Data Corporation (Kodak).

Earl F. Wall has been Senior Vice President of the Company since November 1999, General Counsel since January 1996, and Secretary since June 1996. Mr. Wall also served as Vice President of the Company from 1996 until 1999. From 1982 to 1995, Mr. Wall was employed by Integon Life Insurance Corporation in a number of capacities including Vice President, Associate General Counsel, and Director of Integon Life Insurance Corporation and Georgia International Life Insurance Corporation, Vice President and General Counsel of Integon Mortgage Guaranty Insurance Corporation, and Vice President, General Counsel, and Director of Marketing One, Inc.

EXECUTIVE COMPENSATION

Significant changes were made in our compensation program for 2008 due to the unprecedented changes affecting our Company, our industry and the financial markets resulting from the mortgage crisis that permeated almost the entire economy. On July 15, 2008, we ceased accepting commitments for any new mortgage insurance business and began operating in run-off. On August 5, 2008, we agreed to a Corrective Order with the Illinois Department of Financial and Professional Regulation, Division of Insurance (the “Division”) which, among other items, includes restrictions on the distribution of funds by Triad Guaranty Insurance Corporation. This Corrective Order and our related corrective plan has since been amended twice — in March 2009 and May 2009. In July 2008, Mark Tonnesen resigned as our President and CEO and was replaced on an interim basis by the Chairman of the Board, Will Ratliff. In October 2008, Ken Jones, who was serving as our Senior Vice President and Chief Financial Officer, was appointed to serve as CEO and President. Mr. Jones retained the responsibilities of CFO following his appointment to serve as CEO and President and Mr. Ratliff continues to serve as the Company’s Chairman of the Board.

In early 2008, the Compensation Committee and the Board approved significant changes to our executive compensation program. The purpose of these changes was to retain our executive-level employees, including our named executive officers, and to motivate them to continue to achieve our corporate goals and objectives. The Compensation Committee and the Board determined that these changes were essential in view of the unprecedented financial and operational challenges we faced in 2008. In connection with these changes, the Compensation Committee awarded no salary increases to our named executive officers, fixing 2008 base salaries at 2007 levels. In addition, the Compensation Committee decided not to award cash incentives or grant equity awards for 2007 performance.

The Compensation Committee and the Board also approved the 2008 Executive Retention Program in early 2008. Under this program, certain members of senior management were eligible to receive two cash retention awards if their employment continued through June 30, 2008 and December 31, 2008, or immediately if terminated by the Company before those dates. Among our named executive officers, Mr. Tonnesen was granted a $450,000 retention bonus, Mr. Jones was granted a retention bonus of $200,000, Mr. Van Fleet was granted a retention bonus of $180,000, Mr. Wall was granted a retention bonus of $150,000, and Mr. Haferman was granted a retention bonus of $100,000. Neither Mr. Ratliff nor Mr. McKenzie were granted a retention bonus in 2008.

In addition, the Compensation Committee and the Board adopted the 2008 Executive Severance Program (the “Severance Program”) in order to address the pending expiration of employment agreements with certain executive officers and the absence of any comprehensive severance pay program. Under the Severance Program, certain executives, including certain named executive officers, would be entitled to receive monthly cash payments based on his or her annual base salary and targeted cash bonus, as well as COBRA benefits and access to outplacement services. Although the Severance Plan was originally scheduled to expire on December 31, 2008, our Compensation Committee, with the approval of the Division, has extended the Severance Program until December 31, 2010.

On November 19, 2008, the Compensation Committee approved the 2009 Executive Compensation Program (the “Program”) following the earlier review and approval of the Program by the Division. The Program is applicable to employees who are members of the executive committee, including Messrs. Jones, Wall, and Haferman. The design of the Program is based on a revised compensation philosophy that reflects the significant change in the Company’s focus from profit generation to managing a solvent run-off. The four key principles of the Program are as follows:

•	To retain key executives with the talent and the knowledge of the Company and industry to drive success;

•	To motivate, and provide an incentive for, executives to achieve financial performance and other quantitative and qualitative targets associated with satisfaction of all legitimate policyholder claims and ultimate solvency of the Company;

•	To reward exceptional performance; and

•	To provide a level of financial security to key executives to allow them to focus on executing the corrective plan in a difficult corporate environment.

The material terms of the components of the Program, which are generally effective January 1, 2009, are described below.

Base Salary:  Salary adjustments have been implemented effective January 1, 2009 for selected executives to recognize their technical expertise, leadership skills, strategic focus and years of experience and to reflect the anticipated value of their position at the Company in 2009. Under the Program, the annual base salary of Mr. Jones remains at $350,000 for 2009, Mr. Wall’s 2009 annual base salary has been increased to $196,000, and Mr. Haferman’s 2009 annual base salary remains at $198,400.

Annual Performance-Based Cash Incentive Award:  The annual performance-based cash incentive award component of the Program will recognize the accomplishment of key corporate goals and individual objectives and, if those targets are not met, the award will reflect the missed opportunity. The targeted cash amounts were established by determining the value of the contributions of the executive’s position and are a set dollar amount rather than a percentage of base salary. Targeted amounts will be provided when the individual and the Company have met the goals and objectives approved by the Compensation Committee. In most cases, the amount of the targeted award is weighted 80% on corporate performance and 20% on the individual’s performance; however, the Committee has the discretion to award up to 150% of the targeted amount to those executives who deliver exceptional results against their individual objectives. The corporate goals were approved by the Committee in January 2009. Each executive has developed his or her individual objectives and these were approved by the Chief Executive Officer in January 2009 and later approved by the Committee. The individual objectives for Mr. Jones were approved directly by the Committee. In most cases, a minimum bonus opportunity is available as a “retention guarantee” for those executives in key positions for the ongoing operations of the Company at December 31, 2009. The minimum annual cash incentive award for Mr. Jones is $100,000 and his targeted annual cash incentive award is $200,000. The minimum annual cash incentive award for Mr. Wall is $62,500 and his targeted annual cash incentive award is $125,000. The minimum annual cash incentive award for Mr. Haferman is $50,000 and his targeted annual cash incentive award is $125,000.

Long-Term Retention Opportunity:  In addition to the minimum annual cash incentive award described above, two other retention components, a long-term cash award and a long-term equity award, are available under the Program for senior executives, with a focus on a much longer retention goal.

Long-Term Cash Award

The long-term cash awards have a four-year cliff vesting, such that an executive must remain with the Company until December 31, 2012 to receive the award. If the executive is involuntarily terminated prior to December 31, 2012 for reasons other than cause, including position elimination alone or in conjunction with a change in control, the cash award will fully vest upon termination. Under the Program, Messrs. Jones, Wall and Haferman will have an opportunity to receive a long-term retention bonus of $350,000, $250,000, and $100,000, respectively.

Long-Term Equity Award

The long-term equity awards are intended to supplement the long-term cash awards and to provide an additional incentive for a solvent run-off. Equity awards will be in the form of phantom stock to give the Board flexibility to provide the final award in either restricted stock or cash. Equity awards will be issued with a four-year vesting term, with equal vesting in three annual installments beginning on January 1, 2011. In accordance with the Company’s current and past practice, these awards will fully vest upon involuntary termination for reasons other than for cause.

On November 19, 2008, pursuant to the Company’s 2006 Long-Term Stock Incentive Plan and the Program, the Committee approved an award of 35,000 phantom shares to Mr. Jones, 25,000 phantom shares to Mr. Wall, and 10,000 phantom shares to Mr. Haferman. Each share of phantom stock is the economic equivalent of one share of the Company’s common stock. The shares of phantom stock become payable, in cash or the Company’s common stock, at the election of the Committee upon vesting. The award will vest in equal one-third amounts on January 1, 2011, January 1, 2012 and January 1, 2013. The award will fully vest upon involuntary termination for reasons other than for cause.

Severance:  As noted above, the Severance Program has been extended into 2010 without any changes. For executives, the Severance Program includes annual base salary and the annual targeted cash award, and would be provided in a lump sum based on the executive’s position at the Company and seniority in the event of a qualifying termination. Under the Severance Program, Mr. Wall would be entitled to receive 18 months of severance benefits and Mr. Haferman would be entitled to receive 13 months of severance benefits. In the event of a qualifying termination, Mr. Jones would be entitled to 18 months of severance benefits, in the same form as provided to other executives under the Severance Program, pursuant to that certain letter agreement, dated October 22, 2008, between Mr. Jones and the Company.

Summary Compensation Table

The following table sets forth certain summary information regarding the compensation paid or accrued by us to or for the account of (i) each person who served as our Chief Executive Officer during 2008, (ii) our two most highly compensated executive officers who were serving as such at December 31, 2008 and (iii) two additional persons who would have been included in this table if those individuals had been employed by us at December 31, 2008. There were three individuals who served as Chief Executive Officer during 2008. Mr. Jones, who currently serves as our Chief Executive Officer, also serves as our principal financial officer. Included in the “All Other Compensation” column of the “Former Executive Officers” table are severance payments that were part of contractual commitments or employment agreements in place prior to termination of their employment.

					Stock		Option		All Other
Name and		Salary	Bonus		Awards(1)		Awards(1)		Compensation		Total
Principal Position	Year	($)	($)		($)		($)		($)		($)

Current Named Executive Officers:
Kenneth W. Jones, President and Chief Executive Officer (October 22, 2008 to December 31, 2008), Senior Vice President and Chief Financial Officer (January 1, 2008 to October 22, 2008)	2008	222,890	200,000	(2)	113,055		14,969		6,759	(10)	557,673
	2007	192,500	—		71,881		12,193		10,070		286,644
William T. Ratliff, III, President and Chief Executive Officer (July 19, 2008 to October 22, 2008), Executive Officer (October 22, 2008 to December 31, 2008)	2008	232,178	—		123,565	(7)	—		84,376	(7)	440,119
	2007	— (8)	—		264,818		—		112,500		377,318
Earl F. Wall, Senior Vice President, Secretary, and General Counsel	2008	175,000	150,000	(2)	84,297		12,474		9,993	(11)	431,764
	2007	175,000	—		96,875		10,166		9,316		291,357
Stephen J. Haferman, Senior Vice President, Risk Management and Information Technology	2008	198,400	100,000	(2)	96,496		16,076		9,054	(12)	420,026
	2007	198,400	—		66,458		13,098		6,620		284,576
Former Executive Officers
Mark K. Tonnesen, President and Chief Executive Officer (January 1, 2008 to July 18, 2008)	2008	315,245	450,000	(2)	797,206	(3)	982,040	(3)	249,662	(4)	2,794,153
	2007	495,000	—		642,617		1,008,731		35,370		2,181,718
Bruce Van Fleet, Executive Vice President, Sales and Marketing (January 1, 2008 to July 15, 2008)	2008	135,417	180,000	(2)	165,510	(3)	377,986	(3)	206,581	(5)	1,065,494
	2007	192,308	—		—		105,945		10,623		308,876
Gregory J. McKenzie(9), President and Chief Executive Officer of Triad Guaranty Insurance Corporation Canada (January 1, 2008 to June 30, 2008)	2008	125,022	125,022	(13)	235,564		179,503	(3)	761,925	(6)	1,427,036
	2007	226,202	123,383		—		69,980		67,898		487,463

(1)	Reflects the dollar amount of awards recognized for financial statement reporting purposes for the year ended December 31, 2008 in accordance with Financial Accounting Standards Board Statement No. 123(R) (“FAS 123(R)”), disregarding the estimate of forfeitures related to service-based vesting conditions. During

2008, there were no actual forfeitures by any of our named executive officers. Grants were made in 2008 and prior to 2007, except for the grant to Mr. McKenzie, which was made pursuant to the terms of his offer of employment in 2007. Grants in the form of shares of restricted stock were valued at the market price of our common stock on the date of grant. Grants in the form of options were ten (10) year stock options exercisable at the market price on the date of grant. We utilized a Black-Scholes pricing model (or in certain cases, a derivative of such a model) and applied a discount for non-transferability of options and deferred vesting to determine the number of “at the market options.” See Note 11 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2008.

(2)	Amount reflects retention bonuses granted under terms of the 2008 Executive Retention Program in recognition of the need to retain these and other individuals through projected periods of uncertainty resulting from the capital raise process or regulatory actions if the capital raise was unsuccessful. These amounts were originally to be paid in July 2008 and January 2009 if the executive officer was still employed by us; however, the full amounts were paid to each of Mr. Tonnesen and Mr. Van Fleet in 2008 following their separation from the Company in accordance with their existing contractual arrangements with the Company.

(3)	The previously unvested portion of the equity awards held by Messrs. Tonnesen, Van Fleet and McKenzie became fully vested as of the date of separation from the Company per the terms of each of these individual’s separate agreements, except for 40,500 restricted shares issued to Mr. Tonnesen on February 27, 2008 that will vest in a lump sum on August 14, 2010.

(4)	This amount includes a lump sum severance payment of $225,000 paid in August 2008 pursuant to his employment agreement in connection with Mr. Tonnesen’s retirement from the Company, a $8,059 matching contribution under our 401(k) plan, a car allowance of $8,000 ($1,000 per month for the eight months that he was employed) and reimbursement of financial planning services of $7,500, as well as payments for long term disability insurance and country club dues totaling $1,103.

(5)	This amount includes severance payments of $197,083 paid in monthly installments from July through December 2008 under terms of the 2008 Executive Retention Program, a $9,200 matching 401(k) plan contribution, and payments for long term disability insurance of $298.

(6)	This amount includes a lump sum severance payment of $750,130 paid in July 2008 and $11,795 representing a car allowance and club dues for January through June 2008, grossed up for Canadian tax reporting purposes in accordance with Mr. McKenzie’s original employment agreement executed in 2007.

(7)	Mr. Ratliff was compensated as a director prior to his appointment as interim President and Chief Executive Officer effective July 18, 2008. Mr. Ratliff relinquished his role of CEO effective October 22, 2008 but remained as an executive officer through year end and therefore did not qualify for additional compensation as a director. The additional compensation earned by Mr. Ratliff as the Chairman of the Board of Directors included both cash and equity components. Effective March 10, 2009, Mr. Ratliff relinquished his role as an executive officer and subsequently will be compensated only for his service as a director.

(8)	Mr. Ratliff’s compensation for the year ended December 31, 2007 was limited to compensation for service as a director.

(9)	Amounts have been converted from Canadian Dollars to U.S. Dollars using the average monthly exchange rate for 2008 of 0.94356.

(10)	Amount includes a $5,644 matching contribution under our 401(k) plan, $605 for life insurance, and $510 for long-term disability insurance.

(11)	Amount includes a $9,000 matching contribution under our 401(k) plan, $483 for life insurance, and $510 for long-term disability insurance.

(12)	Amount includes a $8,186 matching contribution under our 401(k) plan, $358 for life insurance, and $510 for long-term disability insurance.

(13)	Mr. McKenzie’s 2008 bonus was equal to 50% of his 2008 annual base salary per terms of his original offer of employment executed in January 2007.

Discussion Surrounding the Summary Compensation Table

Changes in the Chief Executive Officer in 2008

The Summary Compensation Table discloses information regarding the three individuals that held the position of Chief Executive Officer (CEO) during 2008. Mr. Tonnesen had previously held that position since joining the Company in 2005. On April 23, 2008, we entered into an amended and restated employment agreement with Mr. Tonnesen that replaced his original agreement. The purpose of the new agreement was to secure his continued employment during the transition period until his planned retirement on December 31, 2008, unless he retired earlier with our consent. Effective July 18, 2008, Mr. Tonnesen resigned his position as CEO and agreed to retire from the Company on August 15, 2008.

On July 18, 2008, Mr. Ratliff, our existing Chairman of the Board of Directors, was appointed President and CEO on an interim basis. Mr. Ratliff received a base salary of $600,000 on an annualized basis; however, he was not eligible for any bonus, severance pay or other compensation or to participate in other benefit plans or arrangements offered by the Company except for the reimbursement of reasonable expenses. During the period that Mr. Ratliff served as our employee, he did not receive Board fees. On October 22, 2008, the Board of Directors appointed Mr. Jones as President and CEO. After Mr. Ratliff relinquished his position as President and CEO, he remained an executive officer of the Company with an annualized salary of $400,000 with the same limitations on other benefits described above. Effective March 10, 2009, Mr. Ratliff relinquished his role as an executive officer but will continue to serve as the Company’s Chairman of the Board and will be compensated as a director for such service as set forth under “Discussion Surrounding Director Compensation” below. In connection with his appointment as President and CEO, Mr. Jones’ salary was increased to an annualized amount of $350,000 for the remainder of 2008 and his eligibility to receive a retention bonus amount of an aggregate of $200,000 remained unchanged.

In connection with his appointment as President and Chief Executive Officer in October 2008, we entered into a letter agreement with Mr. Jones dated October 22, 2008 (the “Agreement”). Pursuant to the Agreement, Mr. Jones is entitled to receive an annual base salary of $350,000 during 2009 and received a pro-rated amount of such base salary from October 22 to December 31, 2008. The Agreement did not alter any of the other components of Mr. Jones’ 2008 compensation. With respect to calendar year 2009, the Agreement provides for the opportunity to earn the targeted cash incentive award, long-term retention cash incentive award, equity award of phantom shares and severance payments outlined in the discussion preceding our Summary Compensation Table.

Current Named Executive Officers and Changes in Equity Values

The Summary Compensation Table reflects a significant amount of expense related to stock and option grants in accordance with FAS 123(R), which recognizes the amortization of the value of the equity award recorded at the grant date over the vesting period. The value at the grant date was calculated as the number of shares multiplied by the share price as of the date of grant for restricted stock and the use of the Black-Scholes model to value options at the grant date. The mortgage industry has experienced, and it continues to experience, unprecedented upheaval. This upheaval has caused our financial results and financial position to decline precipitously over the course of 2007 and 2008. Our management is well aware of the effect that those results have had on the value of our stockholders’ investment in our common stock, having personally experienced significant erosion in the value of their own equity awards that we granted to them in recent years. The magnitude of this decline reflects the extent to which management’s interests are tied to those of our stockholders.

The following table (which is not required by the rules of the Securities and Exchange Commission) sets forth the value, as of the date of grant, of the shares of restricted stock, shares of phantom stock, and stock options (computed using the Black-Scholes model) granted to each of our current named executive officers during the period 2006-2008 and the dollar amount and percentage decline in the aggregate value of such grants between the date of grant and December 31, 2008:

		Value at Grant Date			Value at December 31, 2008
		Restricted	Phantom	Stock	Restricted	Phantom	Stock	Total Decline in
Current Named		Stock	Stock	Options	Stock	Stock	Options	Value
Executive Officers		($)	($)	($)	($)	($)	($)	($)(%)

Kenneth W. Jones	2008	122,600	15,750	—	7,600	13,300	—	117,450	84.9%
	2007	91,815	—	42,100	805	—	—	133,111	99.4%
	2006	136,175	—	—	950	—	—	135,225	99.3%
William T. Ratliff, III	2008	—	—	—	—	—	—	—	—
	2007	112,481	—	—	969	—	—	111,512	99.1%
	2006	283,783	—	—	2,340	—	—	281,443	99.2%
Earl F. Wall	2008	82,755	11,250	—	5,130	9,500	—	79,375	84.4%
	2007	77,163	—	35,084	676	—	—	111,570	99.4%
	2006	96,264	—	—	871	—	—	95,393	99.1%
Stephen J. Haferman	2008	82,755	4,500	—	5,130	3,800	—	78,325	89.8%
	2007	98,231	—	45,219	861	—	—	142,589	99.4%
	2006	114,387	—	—	798	—	—	113,589	99.3%

Former Executive Officers, Contractual Commitments, and Changes in Equity Value

After Mr. Tonnesen agreed to an amended and restated employment agreement in April 2008, he retired effective August 15, 2008. The amended and restated employment agreement provided for an annual salary of $495,000 until the anticipated retirement date, a retention bonus of $450,000, severance in the amount of $225,000, and a grant of 40,500 shares of restricted stock, among other benefits. On August 15, 2008, in accordance with the terms of Mr. Tonnesen’s amended and restated employment agreement, all of the unvested equity awards, except for the 40,500 restricted shares issued on February 27, 2008 that will vest in a lump sum on August 14, 2010, vested and he was paid the remainder of his retention bonus and severance. Mr. Tonnesen continues to serve as an independent consultant to the Company under a contract that extends until August 2010.

As part of our workforce reduction in connection with our transition to run-off, the Company notified Messrs. Van Fleet and McKenzie in June of their impending termination. In accordance with his 2007 employment agreement as president of Triad Guaranty Insurance Corporation Canada, Mr. McKenzie was entitled to receive severance in an amount equal to two times his base salary and target cash incentive amounting to U.S. $750,130 and the immediate vesting of all equity awards if he was terminated within 18 months of service. This cash severance amount was paid in full to Mr. McKenzie in July 2008. In accordance with the terms of the Company’s 2008 Executive Severance Plan and Executive Retention Plan, Mr. Van Fleet was entitled to the immediate payment of the remainder of his unpaid retention bonus, the immediate vesting of all equity awards and severance payments equal to thirteen months of his monthly annualized 2008 salary and 2008 target bonus to be paid over thirteen months following his termination in July 2008. Additionally, in accordance with various agreements for each of the individuals regarding their termination from the Company, the amounts recognized for stock and option expense in the Summary Compensation Table for Messrs. Tonnesen, Van Fleet and McKenzie reflected the recognition of any unrecognized cost as the equity awards became fully vested upon termination.

However, the dramatic decline in the Company’s stock price during 2007 and 2008 has rendered all of the options nearly worthless. Furthermore, the value at December 31, 2008 of the restricted stock and phantom stock is also substantially less than the amounts shown in the Summary Compensation Table and the expenses recorded in our financial statements. The following table (which is not required by the rules of the Securities and Exchange Commission) sets forth the value, as of the date of grant, of the shares of restricted stock, shares of phantom stock, and stock options (computed using the Black-Scholes model) granted to each of the Former Executive Officers identified in our Summary Compensation Table during the period 2006-2008 and the dollar amount and percentage decline in the aggregate value of such grants between the date of grant and December 31, 2008:

		Value at Grant Date			Value at December 31, 2008
		Restricted	Phantom	Stock	Restricted	Phantom	Stock	Total Decline in
Former Executive		Stock	Stock	Options	Stock	Stock	Options	Value
Officers		($)	($)	($)	($)	($)	($)	($)(%)

Mark K. Tonnesen	2008	248,265	—	—	15,390	—	—	232,875	93.8%
	2007	512,787	—	545,745	4,495	—	—	1,054,037	99.6%
	2006	—	—	—	—	—	—	—	—
Bruce Van Fleet	2008	165,510	—	—	10,260	—	—	155,250	93.8%
	2007	—	—	483,936	—	—	—	483,936	100.0%
	2006	—	—	—	—	—	—	—	—
Gregory J. McKenzie	2008	235,564	—	—	13,604	—	—	221,960	94.2%
	2007	—	—	249,483	—	—	—	249,483	100.0%
	2006	—	—	—	—	—	—	—	—

OUTSTANDING EQUITY AWARDS AT 2008 YEAR END TABLE

The following table sets forth certain information regarding the outstanding equity awards held by the individuals named in the Summary Compensation Table at December 31, 2008:

	Option Awards				Stock Awards (1)
					Number
					of
					Shares	Market
					or Units	Value of
	Number of	Number of			of Stock	Shares or
	Securities	Securities			That	Units of
	Underlying	Underlying	Option		Have	Stock That
	Unexercised	Unexercised	Exercise	Option	Not	Have Not
	Options (#)	Options (#)	Price	Expiration	Vested(3)	Vested
Name	Exercisable	Unexercisable(2)	($)	Date	(#)	($)

Current Named Executive Officers
Kenneth W. Jones	1,800	900	43.35	03/08/17	57,246	21,753
William T. Ratliff, III	14,825	—	23.24	01/25/09	1,776	675
	20,950	—	27.95	01/18/10	—	—
	13,750	—	39.00	01/24/11	—	—
	11,760	—	33.18	02/06/13	—	—
Stephen J. Haferman	1,933	967	43.35	03/08/17	25,711	9,770
Earl F. Wall	2,947	—	39.49	01/25/12	40,451	15,371
	1,500	750	43.35	03/08/17	—	—
Former Executive Officers
Mark K. Tonnesen	108,225	—	41.12	09/14/15	40,500	15,390
	35,000	—	43.35	03/08/17	—	—
Bruce Van Fleet	—	—	—	—	—	—
Gregory J. McKenzie	—	—	—	—	—	—

(1)	Valued based on the closing price of our common stock on December 31, 2008, which was $0.38.

(2)	All unvested option awards will vest on December 31, 2009.

(3)	The unvested restricted stock awards will vest as follows: (i) on January 1, 2009: Mr. Jones, 706 shares, Mr. Ratliff, 1,360 shares, Mr. Haferman, 755 shares and Mr. Wall, 1,357 shares; (ii) on May 15, 2009: Mr. Jones, 834 shares and Mr. Haferman, 700 shares; (iii) on May 16, 2009: Mr. Ratliff, 416 shares; (iv) on January 1, 2010: Mr. Jones, 706 shares, Mr. Haferman, 756 shares and Mr. Wall, 594 shares; (v) on August 15, 2010: Mr. Tonnesen, 40,500 shares; (vi) on February 26, 2011: Mr. Jones, 20,000 shares, Mr. Haferman, 13,500 shares and Mr. Wall, 13,500 shares; (vii) on January 1, 2011: Mr. Jones, 11,666 shares, Mr. Haferman, 3,333 shares and Mr. Wall, 8,333 shares; (viii) on January 1, 2012: Mr. Jones, 11,667 shares, Mr. Haferman, 3,333 shares and Mr. Wall, 8,333 shares; and (ix) on January 1, 2013: Mr. Jones, 11,667 shares, Mr. Haferman, 3,334 shares and Mr. Wall, 8,334 shares.

DIRECTOR COMPENSATION

The following table sets forth certain information regarding amounts paid or accrued by us to or for the account of our Directors during the year ended December 31, 2008:

	Fees Earned		Stock
	or Paid		Awards(2)		Total
Name(1)	in Cash ($)		($)		($)

Glenn T. Austin, Jr.(3)	89,915		37,384		127,299
Robert T. David	70,790		38,190		108,980
H. Lee Durham	110,415		34,907		145,322
Richard S. Swanson(4)	69,290		37,384		106,674
David W. Whitehurst	108,402	(5)	43,281	(6)	151,683
Henry G. Williamson, Jr.(7)	69,665		24,249		93,914

(1)	William T. Ratliff, III, our Chairman of the Board, was not compensated as a director during his service as interim President and Chief Executive Officer from July 18, 2008 until October 22, 2008. In addition, because Mr. Ratliff continued to serve as an executive officer through December 31, 2008 following his relinquishment of the positions of President and CEO, he did not qualify for additional compensation as a director for the period from October 22, 2008 to December 31, 2008. Effective March 10, 2009, Mr. Ratliff relinquished his role as an executive officer and subsequently will be compensated only for his service as a director. Our Summary Compensation Table includes Mr. Ratliff’s compensation for his service as our Chairman of the Board and as one of our executive officers during 2008.

(2)	Reflects the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2008 in accordance with FAS 123(R), disregarding the estimate of forfeitures related to service-based vesting conditions. During 2008, there were no actual forfeitures by any of our directors. Grants in the form of shares of restricted stock were valued at the market price of our common stock on the date of grant. See Note 11 of the Notes to Consolidated Financial Statements for the year ended December 31, 2008. The full grant date fair value of awards granted in November 2008 computed in accordance with FAS 123(R) for Messrs. David, Durham, and Whitehurst is $6,750. Mr. Ratliff was not awarded any stock in November 2008 as he was serving as an executive officer and employee and did not qualify for director compensation at the time of the grants. At December 31, 2008, the aggregate number of unvested shares of restricted stock for each director was as follows: for Messrs. Austin and Swanson, 241 shares, for Messrs. David and Whitehurst, 15,241 shares and for Mr. Durham, 15,189 shares. At December 31, 2008, the aggregate number of shares of common stock which could be acquired through the exercise of stock options was as follows: Mr. David, 6,880 shares and Mr. Whitehurst, 20,360 shares.

(3)	Mr. Austin did not stand for re-election at our 2008 annual meeting, and his term as a director thus ended on September 11, 2008.

(4)	Mr. Swanson resigned from the Board effective October 7, 2008.

(5)	Includes $9,237 paid for services as a director of Triad Guaranty Insurance Corporation Canada.

(6)	Includes $5,090 paid for services as a director of Triad Guaranty Insurance Corporation Canada.

(7)	Mr. Williamson did not stand for re-election at our 2008 annual meeting, and his term as a director thus ended on September 11, 2008.

Discussion Surrounding Director Compensation

Messrs. Austin and Williamson decided not to stand for re-election to the Board in 2008. On October 7, 2008, Mr. Swanson resigned as a director based upon additional responsibilities and time requirements required with his position with the Federal Home Loan Bank of Des Moines. In January 2009, Deane W. Hall was elected a director, bringing the total number of directors to five.

Due to the unprecedented changes that took place in the financial markets as well as in our own Company during 2008, the date of our annual stockholders meeting was changed from its normal May timeframe to September. This delay increased the period that directors served since the last election from the normal twelve month period to sixteen months. In an effort to compensate the directors for this additional period of service, the Compensation Committee and Board determined to pay an additional four months of the annual retainer plus amounts for two additional committees established during 2008 in response to the many changes that were taking place in the Company. Due to the significant drop in stock price during the year, the annual retainer utilized in the additional four month compensation was structured on an all cash basis rather than the historical 31% cash and 69% restricted stock component. This amount was paid to all non-employee directors who served through the September 2008 stockholders meeting and is reflected in the amounts disclosed in the table above.

In October 2008, the Compensation Committee and the Board changed the structure of its non-employee director compensation program in order to reflect both the decline in value of the trading price of the Company’s common stock and the change in the size of the Board and its committees. General terms of the revised director compensation program for non-employee directors, which was effective during the fourth quarter of 2008 and is expected to remain in place at least until the 2009 Annual Meeting of Stockholders, are as follows: Each non-employee director is entitled to receive an $85,000 annual cash retainer that is payable in equal quarterly installments. Each non-employee director shall also receive an annual grant of 15,000 shares of restricted stock pursuant to the Company’s 2006 Long-Term Stock Incentive Plan and the related restricted stock agreement. The restricted stock vests 100% on the first anniversary of the grant date. Additionally, those directors that are chosen to serve as committee chairs are entitled to receive cash compensation paid in equal quarterly installments of $15,000 for the Audit Committee, $12,500 for the Compensation Committee and $7,500 for the Corporate Governance and Nominating Committee. In addition, a single director will be designated as the Lead Independent Director for which he will receive cash compensation of $7,500 paid in equal quarterly installments. For 2009, the Lead Independent Director is Mr. Durham.

The meeting fee structure was also revised to reflect the reduced number of committees and the increased time commitment expected of the directors, as detailed below.

•	In-person Board meetings: After attending five in-person Board meetings in any given year, each non-employee director is entitled to receive $5,000 for each additional in-person Board meeting attended for the remainder of that year.

•	Telephonic Board meetings: After attending eight telephonic Board meetings in any given year, each non-employee director is entitled to receive for the remainder of that year: (i) $1,250 for each telephonic meeting attended that is less than or equal to one hour, and (ii) $2,500 for each telephonic meeting attended that exceeds one hour.

•	Telephonic Audit Committee meetings: Each non-employee member of the Audit Committee is entitled to receive per year: (i) $1,250 for each telephonic meeting attended that is less than or equal to one hour, and (ii) $2,500 for each telephonic meeting attended that exceeds one hour.

•	Telephonic Committee meetings other than Audit Committee: Each non-employee member of other committees is entitled to receive per year: (i) $750 for each telephonic meeting attended that is less than or equal to one hour, and (ii) $1,500 for each telephonic meeting attended that exceeds one hour.

At the time of the adoption of the revised director compensation program in October 2008, the Chairman of the Board’s compensation was intentionally not addressed because he was serving as an executive officer of the Company, even though he no longer served as our President and CEO. During the time that our Chairman served as an executive officer and employee of the Company, he received no additional Board compensation.

On March 10, 2009, the Compensation Committee determined that our Chairman of the Board had completed his designated tasks associated with the transition of Mr. Jones as President and CEO and the management of certain projects for the Company. Accordingly, effective March 10, 2009, Mr. Ratliff ceased being an employee and Executive Officer at the Company and his annual cash compensation was reduced from $400,000 to $225,000, effective immediately. In connection with this determination, the Compensation Committee revised our director compensation program as set forth below with respect to the Company’s Chairman of the Board:

•	Retainer: The Chairman of the Board is entitled to receive a $225,000 annual cash retainer that is payable in equal quarterly installments. The Chairman shall also receive an annual grant of 25,000 shares of restricted stock pursuant to the Plan and the related restricted stock agreement. The restricted stock vests 100% on the first anniversary of the grant date.

•	Meetings: The Chairman will not be compensated for attending Board meetings, Committee meetings or telephonic meetings.

Prior to the adoption of our revised director compensation program in October 2008, for 2008 our non-employee directors were each entitled to receive an annual retainer of $95,000, $30,000 of which would be paid in cash in four quarterly installments and $65,000 of which would be paid in restricted stock following the annual meeting of stockholders. Our non-executive Chairman of the Board was entitled to receive an annual retainer of $225,000, $112,500 of which would be paid in cash in four quarterly installments and $112,500 of which would be paid in restricted stock following the annual meeting of stockholders. In its discretion and based upon an evaluation conducted by the Corporate Governance and Nominating Committee, the Compensation Committee also could recommend a discretionary payment for services above and beyond those traditionally performed by a non-executive Chairman of the Board. Since 2007, grants of restricted stock to our non-employee directors vest 100% on the first anniversary of the grant date, a practice that was continued when the Board revised our director compensation program in October 2008.

Prior to October 2008, our Audit Committee members were entitled to receive $2,500 per meeting, up to an annual maximum of $20,000. Other committee members were entitled to receive $1,500 per meeting, up to an annual maximum of $6,000. In its discretion, the Compensation Committee had the authority to award fees in excess of these amounts based upon additional services that are required by the applicable committee. Prior to October 2008, the Audit Committee chairperson was entitled to receive a retainer of $15,000 per year, while all other chairpersons of committees were entitled to receive a retainer of $7,500 per year. The Board’s lead independent director was entitled to receive an annual retainer of $7,500 per year.

As noted above, our October 2008 revised director compensation program significantly changes the mix of cash and stock that constitutes our non-employee directors’ annual retainer. Under the new program, the split is approximately 92% cash and 8% common stock, while under the old program the split was approximately 31% cash and 69% common stock. Our Board also increased the fees paid to the chairs of each committee and established an entirely new fee structure for in-person and telephonic meeting attendance under the October 2008 revised director compensation program.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER
EQUITY COMPENSATION PLANS

The following table contains information regarding securities authorized for issuance under our equity compensation plans as of December 31, 2008:

EQUITY COMPENSATION PLAN INFORMATION

(c)
Number of
Securities
	(a)		Remaining Available
	Number of		for Future Issuance
	Securities to be	(b)	Under Equity
	Issued upon	Weighted Average	Compensation Plans
	Exercise of	Exercise Price of	(Excluding
	Outstanding	Outstanding	Securities
	Options, Warrants	Options, Warrants	Reflected in Column
Plan Category	and Rights	and Rights	(a))

Equity compensation plans approved by security holders(1)	330,721	$43.35	611,512	(2)
Equity compensation plans not approved by security holders(3)	61,190	$37.95	—	(4)

Total	391,911	$38.80	611,512

(1)	This information relates to our 2006 Long-Term Stock Incentive Plan, which was approved by our stockholders in May 2006.

(2)	In addition to being available for future issuance upon exercise of stock options, shares that remain available for future grant may be issued pursuant to restricted stock awards under our 2006 Long-Term Stock Incentive Plan.

(3)	This information relates to our 1993 Long-Term Stock Incentive Plan.

(4)	All shares that were available for issuance under our 1993 Long-Term Stock Incentive Plan at the time the 2006 Long-Term Incentive Plan was adopted were carried forward to the 2006 plan and became available for issuance under that plan. See Note 12 to the Company’s Consolidated Financial Statements.

CERTAIN TRANSACTIONS

Other than with respect to the conflicts of interest policies contained in our Code of Ethics and Code of Conduct, which require that all of our directors, officers and employees disclose their personal or business interests in any transaction in which we may engage and recuse themselves from any discussion or decision affecting their personal or business interests, we do not maintain a formal written related person transaction policy. In addition to communicating with us as required by our Code of Ethics and Code of Conduct, however, each of our executive officers and directors or their immediate family members (each, a “related person”), completes an annual questionnaire that elicits information about ongoing and potential transactions, arrangements or relationships, other than certain specified employment and compensatory matters (each, a “transaction”), in which we and any related person are participants (a “related person transaction”) in order to determine whether (i) such related persons have or may have a direct or indirect material interest in the transaction, (ii) the amount involved exceeds $120,000 (which for 2007 and 2008 was less than 1% of the average of the Company’s total assets at year end for the last two completed fiscal years), and (iii) any such transaction is or would be in the best interest of us and our stockholders. The appropriate committee of the Board, depending on the nature of the transaction, reviews and approves or ratifies all related person transactions, which are publicly disclosed if and as required by SEC rules. There were no related person transactions during 2008 and 2007 that were required to be disclosed pursuant to our policies or SEC rules. The appropriate committee of the Board is required to consider all available relevant facts and circumstances in its review of an ongoing or potential related person transaction, including the benefits to us, the impact on a director’s independence in the event the related person is a director (or a family member or entity affiliated with a director), the availability of other sources for comparable products or services, the proposed terms and the terms available to or from parties that are not related persons. Any director who is a related person with respect to a transaction under review may not participate in the deliberations or vote with respect to approval or ratification of the related person transaction. The Company paid companies affiliated with our Chairman for expenses incurred on behalf of Triad. The total expense incurred for such items was $34,500 and $69,300 in 2008 and 2007, respectively.

The Board does not believe that a specific written related person transaction policy is necessary because the Board historically has not, and does not expect to, approve related person transactions that require disclosure under SEC rules other than in rare circumstances. Each related person transaction is considered on a stand-alone basis based on facts and circumstances at the time of consideration. In addition to the conflicts of interest procedures set forth in our Code of Conduct and Code of Ethics and the information elicited through our annual questionnaire, the appropriate committee’s procedures with respect to review and approval of related person transactions are dictated by principles of Delaware corporate law as in effect at the time and the discharge of our directors’ fiduciary duties to us and our stockholders.

PROPOSAL TO RATIFY APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed Ernst & Young LLP to be the Company’s independent registered public accounting firm for the year ending December 31, 2009.

The Board asks the stockholders to ratify the appointment of Ernst & Young LLP. If the stockholders do not ratify the appointment, the Audit Committee will consider whether it should appoint another independent registered public accounting firm.

Representatives of Ernst & Young LLP are expected to be present, and to be available to respond to appropriate questions, at the annual meeting. They will be provided the opportunity to make a statement if they desire to do so.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2009.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEE INFORMATION

Our consolidated financial statements for the year ended December 31, 2008 were audited by Ernst & Young LLP (“E&Y”), our independent registered public accounting firm for that calendar year. Set forth below are the aggregate fees that the Company paid or accrued for the audit and other services provided by E&Y to the Company for each of the years ended December 31, 2008 and 2007.

Audit Fees

The aggregate fees, including expenses reimbursed, billed by E&Y for professional services rendered for the audit of our consolidated financial statements, the reviews of our quarterly financial statements and the audits of our individual operating subsidiaries, including our Canadian subsidiary in 2007, that are required for regulatory purposes were $605,000 for calendar year 2008 and $709,177 for calendar year 2007. Aggregate fees in 2007 included fees for services rendered for an integrated audit and for an audit of internal control over financial reporting.

Audit-Related Fees

The aggregate fees, including expenses reimbursed, billed by E&Y for assurance and related services reasonably related to the performance of the audit and review of our financial statements, and not reported in “Audit Fees” above, were $22,000 for calendar year 2008 and $50,545 in calendar year 2007. These services included an actuarial certification for our Vermont captive reinsurance subsidiary and an audit of our 401(k) plan for each of 2008 and 2007.

Tax Fees

We did not engage E&Y for tax services in calendar years 2008 and 2007.

All Other Fees

The aggregate fees, including expenses reimbursed, billed by E&Y for services rendered to us, other than the services described above, were $1,950 in calendar year 2008 and $1,500 in calendar year 2007. These fees were for a subscription to E&Y’s online accounting and reporting database.

The Audit Committee pre-approves all auditing services and permitted non-audit services, including the fees and terms thereof, to be performed for us by its independent auditor, subject to the de minimus exceptions for non-audit services as provided for in the Sarbanes-Oxley Act and the rules and regulations of the Securities and Exchange Commission. The Audit Committee may form and delegate authority to subcommittees, consisting of one or more members, to grant pre-approvals of permitted non-audit services, provided that decisions of such subcommittees to grant pre-approvals are presented to the full Audit Committee at its next scheduled meeting. In calendar year 2008, all non-audit services were approved by the Audit Committee.

COMMUNICATIONS WITH DIRECTORS

The Board of Directors of the Company believes that it is important for stockholders to have a means of communicating with the Board. Accordingly, stockholders desiring to send a communication to the Board of Directors, or to a specific director, may do so by delivering a letter to the Secretary of the Company at Triad Guaranty Inc., 101 South Stratford Road, Winston-Salem, North Carolina 27104. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “stockholder-board communication” or “stockholder-director communication,” as applicable. All such letters must identify the author as a stockholder and clearly state whether the intended recipients of the letter are all members of the Board of Directors or certain specified individual directors. The Secretary will open such communications and make copies, and then circulate them to the appropriate director or directors.

We strongly encourage all directors to attend the annual meetings of stockholders. All of our then-current directors were in attendance at the 2008 Annual Meeting of Stockholders.

CODE OF ETHICS

The Board of Directors has adopted a Code of Ethics for our principal executive and senior financial officers, which is available at our website at: http://www.triadguaranty.com/investors/corporate_governance.php. This Code supplements our Code of Conduct applicable to all employees and directors and is intended to promote honest and ethical conduct, full and accurate reporting and compliance with laws as well as other matters.

To the extent permissible under applicable law, the rules of the SEC or NASDAQ listing standards, we also intend to post on our website any amendment to the Code of Ethics that requires disclosure under applicable law, SEC rules or NASDAQ listing standards. Any waiver of the Code of Ethics for any executive officer or director must be approved by the Board and will be disclosed on a Form 8-K filed with the SEC, along with the reasons for the waiver.

STOCKHOLDER PROPOSALS FOR 2010 ANNUAL MEETING OF STOCKHOLDERS

The Company currently intends to hold its 2010 Annual Meeting of Stockholders on May 20, 2010, rather than in August or September as it has done for the past two years. As such, the Rule 14a-8 stockholder proposal and floor proposal deadlines set forth below have been calculated based on the projected mailing date of April 19, 2010 for the 2010 proxy materials. The director nomination deadlines set forth under “General Nomination Right of All Stockholders” have been calculated based on the proposed date of the 2010 Annual Meeting of Stockholders, which as noted above is expected to be May 20, 2010.

Stockholders intending to present a proposal for consideration at the next annual meeting of stockholders may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934 and our Certificate of Incorporation. To be eligible for inclusion in the Company’s proxy statement, stockholder proposals must be received by the Company no later than December 20, 2009. Notice to the Company of a stockholder proposal, other than director nominations, submitted otherwise than pursuant to Rule 14a-8 will be considered untimely if received by the Company after March 5, 2010, and the proxies named in the accompanying form of proxy may exercise discretionary voting power with respect to any such proposal as to which the Company does not receive a timely notice. See General Nomination Right of All Stockholders above for information regarding submission of director nominations.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers or other nominee record holders may participate in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders living in the same household. We will promptly deliver a separate copy of either document to any stockholder upon request submitted in writing to us at Triad Guaranty Inc., 101 South Stratford Road, Winston-Salem, North Carolina 27104, Attention: Secretary or by calling (800) 451-4872. Any stockholder who wants to receive separate copies of the annual report and proxy statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker or other nominee record holder, or contact us at the above address and telephone number.

OTHER MATTERS

We are not aware of any matters, other than those referred to herein, which will be presented at the meeting. If any other appropriate business should properly be presented at the meeting, the proxies named in the accompanying form of proxy will vote the proxies in accordance with their best judgment.

EXPENSES OF SOLICITATION

All expenses incident to the solicitation of proxies by the Company will be paid by the Company. In addition to solicitation by mail, arrangements have been made with brokerage houses and other custodians, nominees, and fiduciaries to send the proxy materials to their principals, and the Company will reimburse them for their reasonable out-of-pocket expenses in doing so. Proxies may also be solicited personally or by telephone or email by employees of the Company.

FINANCIAL INFORMATION

Our annual report for the year ended December 31, 2008 is enclosed. Upon written request, we will provide without charge to any stockholder of record or beneficial owner of our common stock a separate copy of our Annual Report on Form 10-K for the year ended December 31, 2008 (without exhibits), including financial statements, filed with the SEC. Any such request should be directed to Bob Ogburn, our Vice President and Treasurer, at 101 South Stratford Road, Winston-Salem, North Carolina 27104. We will furnish any exhibit to our Annual Report on Form 10-K upon receipt of payment for our reasonable expenses in furnishing such exhibit.

Winston-Salem, North Carolina
July 24, 2009

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒
Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 12:00 a.m., Eastern Daylight Time, on August 27, 2009.

Vote by Internet • Log on to the Internet and go to www.investorvote.com/tgic • Follow the steps outlined on the secured website.

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

• Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card	C0123456789	12345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

 A  Proposals — The Board of Directors recommends a vote FOR the listed nominees and FOR Proposal 2.

1.	To elect the five (5) directors named herein to serve until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal.	01 - Robert T. David 04 - William T. Ratliff, III	02 - H. Lee Durham, Jr. 05 - David W. Whitehurst	03 - Deane W. Hall	+

☐	Mark here to vote FOR all nominees*
*For all listed nominees or a substitute therefor if any nominee is unable, or for good cause, refuses to serve.
☐	Mark here to WITHHOLD vote from all nominees
		01	02	03	04	05
☐	For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right. Your shares will be voted for the remaining nominees.	☐	☐	☐	☐	☐

For	Against	Abstain
2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2009.	☐	☐	☐	This proxy is solicited on behalf of the Board of Directors.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted “FOR” Proposal 1 and “FOR” Proposal 2. This proxy is revocable at any time before it is voted.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

B	Non-Voting Items

Change of Address — Please print new address below.

 C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

<STOCK#>	012PFC

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Proxy — Triad Guaranty Inc.

101 South Stratford Road
Winston-Salem, North Carolina 27104
Proxy Solicited by Board of Directors for Annual Meeting – August 27, 2009
Dear Stockholder,
Your vote is important to us, and we encourage you to exercise your right to vote your shares of common stock. On behalf of the Board of Directors, we urge you to sign, date and return the proxy card in the enclosed postage-paid envelope as soon as possible. You may also vote by Internet or telephone using the instructions on the reverse side.
We appreciate your confidence in us and your cooperation with this solicitation.
Sincerely,
Triad Guaranty Inc.

The holder(s) signing on the reverse side hereby appoint(s) William T. Ratliff, III and David W. Whitehurst, or either of them, as attorneys in fact and proxies, each with the power to appoint a substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side, all the shares of common stock of Triad Guaranty Inc. held of record by such holder(s) on July 10, 2009, at the Annual Meeting of Stockholders to be held at the offices of Triad Guaranty Inc., 101 South Stratford Road, Winston-Salem, North Carolina on Thursday, August 27, 2009 at 2:00 p.m., Eastern Daylight Time, or any adjournment or postponement thereof. The undersigned hereby ratifies and confirms all that said attorneys in fact and proxies, or either of them or their substitutes, may lawfully do or cause to be done by virtue hereof, and acknowledges receipt of the Notice of Annual Meeting of Stockholders, the accompanying proxy statement and the 2008 Annual Report to Stockholders on Form 10-K.